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                                                                       EXHIBIT 5

                     OPINION AND CONSENT OF CHARLES S. EXON


                                  July 24, 2001


Quiksilver, Inc.
15202 Graham Street
Huntington Beach, CA  92649

     Re: Quiksilver, Inc.- Registration Statement for Offering of an Aggregate of 173,600 Shares of Common Stock

Dear Ladies and Gentlemen:

     I have acted as counsel to Quiksilver, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 173,600 shares of the Company's common stock (the "Shares") authorized for issuance under the Company's Quiksilver International Stock Option Plan and Fidra Stock Option Plan (collectively, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, I am of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     I consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company and the Shares.


                                                    Very truly yours,


                                                    Charles S. Exon, Esq.